AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 11, 1999
                                            FILE NO.'S 333-76479 AND 333-59707
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                         POST EFFECTIVE AMENDMENT No. 1
                       AND POST EFFECTIVE AMENDMENT No. 4
                        FILED PURSUANT TO RULE 462(d) TO
                                    FORMS S-3
                             REGISTRATION STATEMENTS
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                      GENERAL ELECTRIC CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)

               NEW YORK                              13-1500700
       (State of incorporation)            (I.R.S. Employer Identification
                                                       Number)

                               260 LONG RIDGE ROAD
                           STAMFORD, CONNECTICUT 06927
                                 (203) 357-4000
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ----------------

                                GLENN J. GOGGINS
     ASSOCIATE GENERAL COUNSEL--TREASURY OPERATIONS AND ASSISTANT SECRETARY
                               260 LONG RIDGE ROAD
                           STAMFORD, CONNECTICUT 06927
                                 (203) 357-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
      From time to time after the effective date of this Post-Effective Amendment to the Registration Statements as determined by market conditions.

                               ----------------

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statements numbers of the earlier effective registration statements for the same offering. |X| No.'s 333-59707 and 333-76479.

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                               ----------------

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

                                EXPLANATORY NOTE

      This Post-Effective Amendment No. 1 and Post-Effective Amendment No. 4 to Registration Statements on Forms S-3 (No.'s 333-76479 and 333-59707) is filed pursuant to Rule 462(d) solely to add certain exhibits not previously filed with respect to such Registration Statements.

PART II

                         POST EFFECTIVE AMENDMENT No. 1
                              (FILE No. 333-76479)

ITEM 16. EXHIBITS.

EXHIBIT
NUMBER                    DESCRIPTION
-------     ---------------------------------------------------------

1(b) Amended and Restated U.S. Distribution Agreement dated as of May 3, 1999 by and between General Electric Capital Corporation and Chase Securities, Inc., Deutsche Bank Securities, Inc., GECC Capital Markets Group, Inc., Goldman, Sachs & Co., Lehman Brothers, Inc., Merrill Lynch & Co., J.P. Morgan Securities, Inc., and Warburg Dillon Read L.L.C.

4(dd) First Supplemental Indenture dated as of May 3, 1999, supplemental to Third Amended and Restated Indenture dated as of February 27, 1997, between General Electric Capital Corporation and The Chase Manhattan Bank, as Trustee.

4(f)        Form of Series A MTN Fixed Rate Registered Note.

4(g)        Form of Series A MTN Floating Rate Registered Note.

                         POST EFFECTIVE AMENDMENT No. 4
                              (FILE No. 333-59707)

ITEM 16. EXHIBITS.

EXHIBIT
NUMBER                    DESCRIPTION
-------     ---------------------------------------------------------

4(ee) Second Amended and Restated Fiscal and Paying Agency Agreement among General Electric Capital Corporation, GE Capital Australia, GE Capital Australia Funding Pty. Ltd., GE Capital Finance Australia, General Electric Capital Canada, Inc., GE Capital Canada Funding Company, GE Capital Canada Retailer Financial Services Company and The Chase Manhattan Bank, London Branch, dated as of March 31, 1999.

4(ff)       Form of Temporary Global Fixed Rate Bearer Note.

4(gg)       Form of Permanent Global Fixed Rate Bearer Note.

4(hh)       Form of Definitive Fixed Rate Bearer Note.

4(ii)       Form of Temporary Global Floating Rate Bearer Note.

4(jj)       Form of Permanent Global Floating Rate Bearer Note.

4(kk)       Form of Definitive Floating Rate Bearer Note.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant, General Electric Capital Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 and Post-Effective Amendment No. 4 to the Registration Statements (No.'s 333-76479 and 333-59707) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 11th day of May, 1999.

                                          General Electric Capital Corporation

                                          By /s/ Jeffery S. Werner
                                             -----------------------------------
                                          (JEFFREY S. WERNER, SENIOR VICE
                                          PRESIDENT CORPORATE TREASURY AND
                                          GLOBAL FUNDING OPERATION)

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 and Post Effective Amendment No. 4 to the Registration Statements (No.'s 333-76479 and 333-59707) has been signed below by the following persons in the capacities and on the date indicated.

         SIGNATURE                         TITLE                       DATE

     * Denis J. Nayden,            Chief Executive
----------------------------       Officer, President
     (DENIS J. NAYDEN)             and Director

     * James A. Parke              Executive Vice
----------------------------       President and Chief Financial
     (JAMES A. PARKE)              Officer and Director
                                   (Principal Financial Officer)

  /s/ Jeffrey S. Werner            Senior Vice President
----------------------------       Corporate Treasury and
    (JEFFREY S. WERNER)            Global Funding Operation

      * Joan C. Amble              Controller
----------------------------       (Principal
      (JOAN C. AMBLE)               Accounting Officer)

     * N.D.T. Andrews              Director
----------------------------
     (N.D.T. ANDREWS)

     * Nancy E. Barton             Director
----------------------------
     (NANCY E. BARTON)

      * James R. Bunt              Director
----------------------------
      (JAMES R. BUNT)

                                   Director
----------------------------
      (DAVID M. COTE)


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

         SIGNATURE                         TITLE                       DATE

   * Dennis D. Dammerman           Director
----------------------------
    (DENNIS D. DAMMERMAN)

                                   Director
----------------------------
 (BENJAMIN W. HEINEMAN, JR.)

                                   Director
----------------------------
    (JEFFREY R. IMMELT)

                                   Director
----------------------------
 (W. JAMES MCNERNEY, JR.)

     * John H. Myers               Director
----------------------------
      (JOHN H. MYERS)

   * Robert L. Nardelli            Director
----------------------------
   (ROBERT L. NARDELLI)

     * Michael A. Neal             Director
----------------------------
     (MICHAEL A. NEAL)

     * John M. Samuels             Director
----------------------------
     (JOHN M. SAMUELS)

     * Keith S. Sherin             Director
----------------------------
      (KEITH S. SHERIN)

    * Edward D. Stewart            Director
----------------------------
    (EDWARD D. STEWART)

   * John F. Welch, Jr.            Director
----------------------------
   (JOHN F. WELCH, JR.)

*By  /s/ Jeffrey S. Werner         Attorney-in-fact                 May 11, 1999
     -----------------------
      (JEFFREY S. WERNER)


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